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                                    EXHIBIT 1
                                    ---------




                             JOINT FILING AGREEMENT


         The undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Identix Incorporated is filed jointly, on behalf of each of them.


Dated:      January 28, 2000


                                          ASCOM HOLDING AG



                                          By: /s/ Markus Zimmermann
                                             -----------------------------
                                             Name: Markus Zimmermann
                                             Title: First Vice President


                                          ASCOM USA INC.



                                          By: /s/ Norbert Weissberg
                                             -----------------------------
                                             Name: Norbert Weissberg
                                             Title: President


                               Page 9 of 9 Pages